Independent Auditors' Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement No. 33-57430 of American Century Premium Reserves, Inc. on Form N-1A of our Independent Auditors' Reports dated May 7, 1999, appearing in the Annual Reports of the three funds comprising American Century Premium Reserves, Inc. for the year ended March 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.


/s/Deloitte & Touche LLP

Kansas City, Missouri
July 27, 1999